December 11, 1998


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D C.  20549-1004

	Re:  Tejon Ranch Co. - Registration Statement on Form S-8

Ladies and Gentlemen;

	On behalf of Tejon Ranch Co., I am transmitting for filing under the Securities Act of 1933 and pursuant to Regulation of S-T thereunder, a Registration Statement on Form S-8 for the registration of 1,000,000 shares of the Company's Common Stock. Manually signed signature pages and consents have been signed prior to the time of the electronic filing and will be retained by us for five years.

	Pursuant to Rule 13(c) of Regulation S-T, a filing fee of $ 5,508.00 was wired to the Commission this morning to cover the filing fee.

	Please direct any questions regarding this filing to our counsel, Roy Schmidt, Gibson, Dunn & Crutcher LLP at 213-220-7160.

	Yours very truly,

	/s/ Allen E. Lyda

	Allen E. Lyda,
	Vice-President - Finance



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